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                                                                     EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the following Registration Statements on Form S-8 of our report dated November 17, 1995 which appears on page 45 of the 1995 Annual Report to Shareholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

    Registration No. 2-66780 through Post-Effective Amendment No. 6

    Registration No. 2-90239

    Registration No. 2-92331 through Post-Effective Amendment No. 3

    Registration No. 2-96361 through Post-Effective Amendment No. 1

    Registration No. 33-30769

    Registration No. 33-31496

    Registration No. 33-31500

    Registration No. 33-38579

    Registration No. 33-50699

    Registration No. 33-52291

    Registration No. 33-58447

    Registration No. 33-65179

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

San Jose, California
January 25, 1996